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                                                                   EXHIBIT 10.15



               JOINT TECHNOLOGY DEVELOPMENT AND SUPPORT AGREEMENT

                                  BY AND AMONG

                          CADENCE DESIGN SYSTEMS, INC.,

                             CADENCE HOLDINGS, INC.,

                                   TALITY, LP

                                       AND

                               TALITY CORPORATION

                                   DATED AS OF

                                __________, 2000

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                                TABLE OF CONTENTS

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
ARTICLE I    DEFINITIONS.......................................................................................  2

ARTICLE II   PURPOSES OF THE OF JOINT DEVELOPMENT AND TECHNOLOGY SUPPORT  AGREEMENT............................  3

ARTICLE III  PLANNING AND MANAGEMENT OF JOINT DEVELOPMENT AND TECHNOLOGY SUPPORT...............................  3

ARTICLE IV   TERM..............................................................................................  5

ARTICLE V    MISCELLANEOUS.....................................................................................  6

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               JOINT TECHNOLOGY DEVELOPMENT AND SUPPORT AGREEMENT

     THIS JOINT TECHNOLOGY DEVELOPMENT AND SUPPORT AGREEMENT (this "Agreement"), is dated and effective as of _______, 2000, by and among Cadence Design Systems, Inc., a Delaware corporation ("Cadence") and Cadence Holdings, Inc., a Delaware corporation ("Holdings" and, together with Cadence, the "Cadence Parties"), on the one hand, and Tality, LP, a Delaware limited partnership (the "Partnership"), and Tality Corporation, a Delaware corporation ("Tality" and, together with the Partnership, the "Tality Parties"), on the other hand. Capitalized terms used herein and not defined elsewhere herein shall have the meaning ascribed to them in Article I or in the Separation Agreement or Master Intellectual Property Agreement (each as defined below).

                                    RECITALS

     WHEREAS, Holdings currently owns approximately 98% of the issued and outstanding shares of the capital stock of Tality;

     WHEREAS, Cadence is the sole general partner of, and owns both a general and limited partnership interest in, the Partnership;

     WHEREAS, each of the Boards of Directors of Cadence, Tality Corporation and Holdings determined that it would be appropriate and desirable for Cadence to transfer (or cause to be transferred) to the Partnership, on behalf of Holdings, and for the Partnership to receive and assume, directly or indirectly, as a contribution from Holdings, certain assets and liabilities of Cadence associated with the Tality Business;

     WHEREAS, Cadence, Tality and Holdings are parties to that certain Master Separation Agreement, dated as of July 14, 2000, as amended or restated (the "Separation Agreement"), pursuant to which Cadence, Tality, Holdings and the Partnership have agreed, subject to certain conditions, to the legal separation of the Tality Business from Cadence's other businesses and to have the Partnership and its Subsidiaries own and operate the entire Tality Business;

     WHEREAS, Cadence, Tality and Holdings are parties to that certain Master Intellectual Property Ownership and License Agreement, dated as of ________ (the "Master Intellectual Property Agreement") and

     WHEREAS, all conditions to the Separation have been satisfied or waived, and Cadence, Holdings, the Partnership and Tality now desire to execute and deliver this Agreement to effect and implement future joint development and technology support as the parties deem mutually beneficial.

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                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement, the following capitalized terms shall have the meanings assigned to them below.

     Section 1.1 "Deliverables" means the specific services, software, materials, products or other deliverables provided by the Partnership to Cadence as a result of performing services which are specified in the Statement of Work of a MTD Project.

     Section 1.2 "Joint Development Plan" or "JDP" shall have the meaning set forth in Section 3.2.

     Section 1.3 "Joint Development Team" or "JDT" shall have the meaning set forth in Section 3.1.

     Section 1.4 "Methodology Technology Development" or "MTD" means those professional services, including without limitation methodology, design environment and design process services, to be provided by the Partnership pursuant to a Statement of Work, pursuant to an approved and authorized MTD Project, in the nature of applying engineering expertise to produce new Methodology Technology, or a new electronic design environment or an improvement thereto, or which otherwise could be adopted or incorporated into a product or service of Cadence, including Methodology Services, EDA Tools and Design Tool Technology.

     Section 1.5 "MTD Innovations" mean any invention development or innovation conceived or developed by the Parties solely or jointly during the term of this Agreement and in the performance of a MTD Project and whether or not forming part of a Deliverable, including, but not limited to, blocks, cells, models, libraries, formulas, algorithms, methods, libraries, design flows, processes, databases, mechanical and electronic hardware, electronic components, computers and their parts, computer languages, software, programs and their documentation, encoding techniques, articles, writings, compositions, works of authorship and improvements.

     Section 1.6 "MTD Project" or "Project" shall have the meaning set forth in
Section 3.3.

     Section 1.7 "Service Task Order" means the description of the Specialized Services and deliverables thereto to be provided pursuant to Section 3.4 hereof from time to time, which may include single or multiple Service Task Orders.

     Section 1.8 "Specialized Services" includes PDK development and support to EDA Tool Enhancement and other scientific and technical services, as previously have been provided to Cadence by resources of the Partnership, such as Silicon Test Services Support; calibration of

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EDA tools and compatible library interfaces; third-party EDA tool "library" and technology validation support; confirmation of functionality of EDA Tools for specific client environments or system projects; and evaluation, calibration and interface check in established or new design platforms.

     Section 1.9 "Sponsoring Executives" under this Agreement shall be, for each Party, the most senior Executive assigned to have responsibility for the performance of this Agreement.

     Section 1.10 "Statement of Work" means the description of the MTD services and Deliverables to be provided hereunder from time to time, pursuant to an approved and ordered MTD project, which may include single or multiple Statements of Work.

                                   ARTICLE II

      PURPOSES OF THE OF JOINT DEVELOPMENT AND TECHNOLOGY SUPPORT AGREEMENT

     This Agreement is for the purposes of (a) enabling the Cadence Parties to benefit from the expertise, technology and resources of the Tality Parties for Methodology Technology Development, and to support the Methodology Services, Design Tool and EDA Tools business of the Cadence Parties; (b) to provide, for the Tality Parties, the support of the Cadence Parties for development and iteration of Electronic Design Technology, and for enhancement and support of the Tality Parties' Electronic Design products and services; and (c) for each Party, to provide to one another scientific and technical support, including Specialized Services, as further described below, for PDKs and other specialized needs. Methodology Technology Development shall be undertaken for jointly approved MTD Projects and in accordance with MTD Statement(s) of Work, issued pursuant to Section 3.3.

                                   ARTICLE III

       PLANNING AND MANAGEMENT OF JOINT DEVELOPMENT AND TECHNOLOGY SUPPORT

     Section 3.1 Joint Development Team. Cadence and the Partnership will jointly manage the activities undertaken pursuant to this Agreement through the Joint Development Team.

     (a) The JDT will consist of three representatives of each of Cadence and the Partnership. One representative, the JDT Manager, shall be a senior executive of the assigning party. The second member of the JDT, the JDT Technical Lead, shall be a person of technical background and responsibilities. The third member of the JDT, the JDT Finance Lead, shall be a person of finance background and responsibilities. Either Party may change its designees on the JDT at any time and from time to time upon written notice to the other Party.

     (b) The JDT shall conduct regular meetings, to be conducted at least quarterly, and more frequently, if reasonably requested by either JDT Manager. Each such meeting shall be convened after prior written notice has been provided to each member, unless otherwise agreed in writing by both parties. Each such notice shall set out the agenda for the meeting in sufficient

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detail to allow each party to prepare adequately therefore. Meetings of the JDT may be held in person, by teleconference, or by videoconference.

     (c) The JDT acts by consensus as to Methodology Technology Development and, accordingly, neither Party is obligated to perform or accept, or pay for or incur costs, for any Project, task or other assignment, where not approved by the JDT or, in its stead, both the Cadence and the Partnership JDT Manager. In the event of a deadlock regarding any JDT decision-making, either party shall have the option to refer the deadlocked matter to the Sponsoring Executives for resolution. In addition, the JDT and the Sponsoring Executives will attempt to resolve any disputes between Cadence and Tality arising out of or in connection with this Agreement. Where the JDT is unable to resolve a disagreement or dispute, the matter will be submitted to the Sponsoring Executives, who shall then meet and fully discuss such dispute in an attempt to achieve its prompt resolution.

     (d) The JDT will execute the JDP by preparation, approval, funding, oversight and management of MTD Projects, inclusive of Deliverables, Statements Of Work, budgets, specifications, schedules and such other elements of performance as the JDT may determine. The JDT shall review the key resources each performing party intends to assign to Projects. The JDT shall oversee the preparation of a mutually satisfactory means to account for costs expended on Project and tasks, to monitor and report on cost/performance. The JDT shall have responsibility and authority to approve changes to a Statement of Work, specification or schedule, as may be requested by either Party. The parties may agree to a separate and distinct means to manage and coordinate Specialized Services, reporting to the JDT.

     Section 3.2 Joint Development Plan.

     (a) The JDT shall be responsible to develop a mutually agreeable, annual Joint Development Plan for each year of the Term. The JDP shall contain a detailed statement of the agreed-upon business and technology objectives for applicable 12-month period. The annual JDP shall, to the extent feasible, define Projects, work scope, work plan and tasks and forecast funding. It shall also forecast needs for resources capable of performing Specialized Services.

     (b) The first JDP shall be prepared and submitted to the Sponsoring Executives not later than ninety (90) days from the effective date hereof. The JDT shall meet not less than quarterly, and otherwise as either Party's lead JDT Manager may reasonably request, to agree upon additional Projects and tasks, and to review progress on pending Projects and tasks, or otherwise to consider matters within the scope of the JDT's authority and responsibility.

     (c) Not later than ninety (90) days prior to the end of each calendar year subject to this Agreement, the JDT shall meet to review and evaluate the results of this Agreement for the prior period and to commence preparation of the JDP for the successive year. On or before the last business day of 2001, and annually thereafter for the duration of the Term, the JDT shall produce and deliver a JDP for the next performance year to the Sponsoring Executives, such JDP to state technology objectives and planned Projects.

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     Section 3.3 MTD Projects.

     (a) MTD Projects are to be performed only where mutually agreed and pursuant to the direction and authorization of the JDT. When so authorized, the JDT shall establish and provide to the Partnership a Statement of Work for each Project, and shall specify, as it deems applicable, the Project Deliverables, schedule, milestones and such other requirements or goals as it deems appropriate. For each MTD Project, the Parties shall mutually agree on an approved budget and expenditure plan, at or prior to the time that work on the Project is authorized to commence. The Parties may agree, for particular MTD Projects, to cost-sharing, whereby each will bear a portion of the total costs of performing the Project Scope of Work. In respect to each MTD Project as to which an MTD Innovation may result, the Parties shall specially negotiate and agree to Intellectual Property Rights that respect and recognize the respective financial contribution to the Project effort and results.

     (b) Cadence and the Partnership will agree, through the JDT, on a means to track MTD Project costs and achievement of Project objectives on a real-time basis. The Partnership is to notify Cadence when costs incurred on any Project equal or exceed approximately 85% of the budgeted Project amount. Except as the Parties may otherwise agree, Cadence is not obligated to reimburse greater than 110% of its agreed-upon share of each approved Project budget, where a Project is performed on the basis of time and materials, or in excess of the firm fixed price amount, for Projects performed on that basis.

     (c) During each performance year, the Parties may agree to increase, but not decrease, the actual funding in response to costs incurred on authorized MTD Projects. Subject to the foregoing, during each performance year, the Parties may add MTD Projects or increase (or decrease) scope for approved Projects, with corresponding increases (or decreases) to funding.

     Section 3.4 Specialized Services.

     (a) Specialized Services are to be performed by the Partnership for Cadence only pursuant to mutual agreement and are to be ordered by the Cadence JDT Manager through the use of a Service Task Order. Prior to issuing a Service Task Order, the Cadence JDT Manager shall secure the consent of the Partnership JDT Manager for the contemplated scope of each Service Task Order. Each approved Service Task Order shall state the budgeted amount for the services ordered and shall indicate whether the Partnership is to be paid for such services on a time and materials, firm fixed price, or other basis.

     (b) For mutually approved Service Task Orders for Specialized Services, Cadence shall pay the Partnership on a time & materials, firm fixed price or other basis as specified in the applicable Order.

                                   ARTICLE IV

                                      TERM

     Section 4.1 Term. The term of this Agreement shall commence on the effective date hereof and shall continue for two (2) successive one-year terms. Should neither Party object

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prior to six (6) months before the expiration of the second performance year, the term shall extend automatically for a third and final year.

     Section 4.2 Termination. Either Party may withdraw from this Agreement upon the giving of 60 days written notice to the other Party; provided, however, that such termination shall not affect the Parties' then-existing obligations arising under this Agreement or under any Statement of Work.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1 Exclusion of Consequential Damages. IN NO EVENT SHALL ANY PARTY HEREUNDER BE LIABLE TO ANOTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

     Section 5.2 Incorporation by Reference. Section 4.4 and all of the provisions of Article V (except for Sections 5.1, 5.7 and 5.13 thereof) of the Separation Agreement are incorporated into and made a part of this Agreement, as if fully set forth herein.

     WHEREFORE, the Parties have executed and delivered this Agreement effective as of the date first set forth above.

CADENCE DESIGN SYSTEMS, INC.                           TALITY, LP

By:                                                    By:  TALITY CORPORATION,
   -----------------------------------------
Name:                                                             AS GENERAL PARTNER
      --------------------------------------                  By:
Title:                                                           ----------------------------------
      --------------------------------------                  Name:
                                                                   --------------------------------
                                                              Title:

CADENCE HOLDINGS, INC.                                 TALITY CORPORATION

By:                                                    By:
   -----------------------------------------              -----------------------------------------
Name:                                                  Name:
     ---------------------------------------                 --------------------------------------
Title:                                                 Title:
      --------------------------------------                 --------------------------------------
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